ALPS VARIABLE INVESTMENT TRUST
1290 Broadway, Suite 1100
Denver, Colorado 80203

____________, 2016

State Street Bank and Trust Company
1 Iron Street CCB
Boston MA 02210
Attention: Denis Valdinocci

Re:  ALPS Variable Investment Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established the following new series to be known as ALPS/QMA Market Participation Portfolio (the “Portfolio”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 10, 2013 and effective as of December 9, 2013, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street also act as Custodian for the Portfolio under the terms of the Agreement.  In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

ALPS VARIABLE INVESTMENT TRUST on behalf of EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERETO:

By:
Name:
Title:

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:
Name:	Michael F. Rogers
Title:	Executive Vice President, Duly Authorized
Effective Date:

APPENDIX A
to
Master Custodian Agreement

ALPS Variable Investment Trust

Morningstar Conservative ETF Asset Allocation Portfolio

Morningstar Income and Growth ETF Asset Allocation Portfolio

Morningstar Balanced ETF Asset Allocation Portfolio

Morningstar Growth ETF Asset Allocation Portfolio

Morningstar Aggressive Growth ETF Asset Allocation Portfolio

ALPS/Alerian Energy Infrastructure Portfolio

ALPS/Stadion Tactical Defensive Portfolio

ALPS/Red Rocks Listed Private Equity Portfolio

ALPS/Stadion Tactical Growth Portfolio

ALPS/QMA Market Participation Portfolio